Exhibit 99.1

OPERATING RESULTS FOR SECOND QUARTER
AND FIRST SIX MONTHS OF 2014 ANNOUNCED BY REALTY INCOME

ESCONDIDO, CALIFORNIA, July 24, 2014...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced operating results for the second quarter ended June 30, 2014. Access to this document is available at www.realtyincome.com. All per share amounts presented in this press release are on a diluted per common share basis unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended June 30, 2014 (as compared to the same quarterly period in 2013):

•     Revenue increased 22.6% to $228.6 million as compared to $186.4 million

•     Net income available to common stockholders per share was $0.23

•     FFO available to common stockholders increased 21.1% to $142.4 million

•     FFO per share increased 6.7% to $0.64

•     AFFO available to common stockholders increased 22.1% to $141.2 million

•     AFFO per share increased 8.5% to $0.64

•     Same store rents increased 1.4% to $130.5 million

•     Portfolio occupancy increased to 98.3% from 98.2%

•     Invested $405.1 million in 73 new properties and properties under development or expansion

•     Increased the monthly dividend in June for the 76th time and for the 67th consecutive quarter

•     Dividends paid per common share increased 0.6%

•     Generated net proceeds of $528.6 million in a 13.8 million share common stock offering in April

•     Generated net proceeds of $346.6 million in a 3.875% senior unsecured notes offering in June

Financial Results

Revenue

Revenue, for the quarter ended June 30, 2014, increased 22.6% to $228.6 million as compared to $186.4 million, for the same quarter in 2013. Revenue, for the six months ended June 30, 2014, increased 24.4% to $450.2 million as compared to $362.0 million, for the same period in 2013.

Net Income Available to Common Stockholders

Net income available to common stockholders, for the quarter ended June 30, 2014, was $51.4 million as compared to $46.0 million, for the same quarter in 2013. Net income per share, for the quarter ended June 30, 2014, was $0.23, which is unchanged from the same quarter in 2013.

Net income available to common stockholders, for the six months ended June 30, 2014, was $98.6 million as compared to $108.7 million, for the same period in 2013. Net income per share, for the six months ended June 30, 2014, was $0.46 as compared to $0.59, for the same period in 2013. Net income available to common stockholders in the first six months of 2013 was impacted by an unusually large gain on sale of real estate, which represents $0.19 per share.

The calculation to determine net income for a real estate company includes impairments and/or gains from property sales. Impairments and/or gains on property sales vary from quarter to quarter. This variance can significantly impact net income and period to period comparisons.

Funds From Operations Available to Common Stockholders (FFO)

FFO, for the quarter ended June 30, 2014, increased 21.1% to $142.4 million as compared to $117.6 million, for the same quarter in 2013. FFO per share, for the quarter ended June 30, 2014, increased 6.7% to $0.64 as compared to $0.60, for the same quarter in 2013.

FFO, for the six months ended June 30, 2014, increased 25.1% to $276.9 million as compared to $221.3 million, for the same period in 2013. FFO per share, for the six months ended June 30, 2014, increased 7.5% to $1.29 as compared to $1.20, for the same period in 2013.

Adjusted Funds From Operations Available to Common Stockholders (AFFO)

AFFO, for the quarter ended June 30, 2014, increased 22.1% to $141.2 million as compared to $115.6 million, for the same quarter in 2013. AFFO per share, for the quarter ended June 30, 2014, increased 8.5% to $0.64 as compared to $0.59, for the same quarter in 2013.

AFFO, for the six months ended June 30, 2014, increased 24.7% to $273.8 million as compared to $219.5 million, for the same period in 2013. AFFO per share, for the six months ended June 30, 2014, increased 7.6% to $1.28 as compared to $1.19, for the same period in 2013.

The company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate, reduced by gains on sales of investment properties and extraordinary items. FFO, for the first six months of 2013, has also been normalized to add back merger-related costs for the acquisition of ARCT. AFFO further adjusts FFO for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company’s ongoing operating performance. See the reconciliations of net income available to common stockholders to FFO and AFFO on page six.

Dividend Information

In June 2014, Realty Income announced the 67th consecutive quarterly dividend increase, which is the 76th increase in the amount of the dividend since the company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of June 30, 2014, was approximately $2.194 per share. The amount of monthly dividends paid per share increased 0.6% to $0.547 in the second quarter of 2014 compared to $0.544 for the same period in 2013. In addition, through June 30, 2014, the company has paid 527 consecutive monthly dividends and over $3.0 billion in total dividends since 1969. Realty Income has a dividend reinvestment and stock purchase program that can be accessed at www.realtyincome.com. The program is administered by Wells Fargo Shareowner Services.

Real Estate Portfolio Update

As of June 30, 2014, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 4,263 properties located in 49 states and Puerto Rico, leased to 228 commercial tenants doing business in 47 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 10.6 years.

Portfolio Management Activities

The company’s portfolio of commercial real estate, owned primarily under 10- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of June 30, 2014, portfolio occupancy was 98.3% with 74 properties available for lease out of a total of 4,263 properties in the portfolio, as compared to 98.2% portfolio occupancy, or 68 properties available for lease, as of June 30, 2013.

Since March 31, 2014, when we reported 73 properties available for lease, we had 40 lease expirations, re-leased 37 properties and sold two properties.  Of the 37 properties re-leased during the second quarter of 2014, 36 properties were re-leased to either existing or new tenants without vacancy, and one was re-leased to a new tenant after a period of vacancy.  The annual new rent on these leases was $5.2 million, as compared to the previous rent on these same properties of $5.0 million.

Rent Increases

During the quarter ended June 30, 2014, same store rents, on 2,774 properties under lease, increased 1.4% to $130.5 million, as compared to $128.7 million, for the same quarter in 2013. For the six months ended June 30, 2014, same store rents, on 2,774 properties under lease, increased 1.4% to $261.5 million, as compared to $257.8 million, for the same period in 2013.

Property Acquisitions

During the second quarter of 2014, Realty Income invested $405.1 million in 73 new properties and properties under development or expansion, located in 27 states. These properties are 100% leased with a weighted average lease term of approximately 10.6 years and an initial average lease yield of 7.3%. The tenants occupying the new properties operate in 22 industries, and the property types consist of 75.9% retail, 14.6% office, 5.2% industrial and distribution, and 4.3% manufacturing, based on rental revenue. Approximately 55% of the revenue generated for acquisitions during the second quarter of 2014 is from investment grade tenants.

During the six months ended June 30, 2014, Realty Income invested approximately $1.06 billion in 402 new properties and properties under development or expansion. The new properties are located in 39 states and are 100% leased with a weighted average lease term of approximately 12.8 years and an initial average lease yield of 7.1%.  The tenants occupying the new properties operate in 24 industries, and the property types consist of 83.0% retail, 8.5% office, 6.8% industrial and distribution, and 1.7% manufacturing, based on rental revenue.  Approximately 73% of the revenue generated from the year-to-date 2014 acquisitions is from investment grade tenants.

Realty Income maintains a $1.5 billion unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of June 30, 2014, approximately $1.43 billion was available on the credit facility to fund additional acquisitions.

Property Dispositions

During the quarter ended June 30, 2014, Realty Income sold six properties for $7.0 million, with a gain on sales of $2.0 million, as compared to 17 properties sold for $23.7 million, with a gain on sales of $5.7 million, during the same quarter in 2013.

During the six months ended June 30, 2014, Realty Income sold 17 properties for $19.7 million, with a gain on sales of $5.8 million, as compared to 34 properties sold for $83.7 million, with a gain on sales of $44.3 million, during the same period in 2013.

Other Activities

Issued 13.8 Million Shares in an Upsized Common Share Offering

On April 1, 2014, Realty Income issued 13.8 million common shares, raising net proceeds of approximately $528.6 million, which were used to repay a portion of the borrowings under the company’s acquisition credit facility.

Direct Stock Purchase and Dividend Reinvestment Plan

During the second quarter of 2014, Realty Income issued 1,174,837 common shares via its Plan, generating gross proceeds of approximately $52.1 million. During the first six months of 2014, Realty Income issued 1,240,305 common shares via its Plan, generating gross proceeds of approximately $54.4 million.

Issued $350 Million of 3.875% Senior Unsecured Notes Due 2024

On June 25, 2014, Realty Income issued $350 million of 3.875% senior unsecured notes due 2024. The public offering price for the notes was 99.956% of the principal amount for an effective yield to maturity of 3.88%. The net proceeds of approximately $346.6 million from the offering were used to repay a portion of the borrowings outstanding under the company’s acquisition credit facility.

CEO Comments on Operating Results

Commenting on Realty Income’s results and real estate operations, Chief Executive Officer, John P. Case, said, “We are pleased with our second quarter operating results as we continued to see healthy acquisition volumes and consistently positive performance in our portfolio. Our disciplined and selective investment strategy continued to drive earnings and dividend growth.  FFO per share increased by 6.7% to $0.64 and AFFO per share increased 8.5% to $0.64. With the payment of our June 2014 dividend, we achieved a company milestone, surpassing $3 billion in dividends paid to our shareholders over the company’s 45-year operating history.”

“During the quarter, we completed $405.1 million in acquisitions at an initial average lease yield of 7.3% and a weighted average lease term of 10.6 years. Our investment activity this quarter was balanced between our two principal investment segments: non-investment grade retail properties which accounted for more than 40% of acquisitions and investment grade retail/non-retail properties. Of the total acquisitions this quarter, $228.6 million represented the remaining balance of the previously announced transaction with Inland Diversified Real Estate Trust, Inc. The $503 million Inland transaction is now closed in its entirety. This year we have completed $1.06 billion in property level acquisitions, which is a record amount for the first half of any year in the company’s history. Our investment spreads remain well above their historical averages.”

“Our occupancy at the end of the second quarter was 98.3%, and our year-to-date same store rent increased by 1.4% from the same period a year ago. Our portfolio remains quite diversified with no tenant, industry, or state accounting for more than 5.2%, 10.2% or 10.3% of rental revenue, respectively.”

“To support our growth activities, we raised just under $1 billion in permanent and long-term capital during the quarter. At the end of the quarter, we had a $70 million balance on the credit facility giving the company more than $1.4 billion available to fund future investment activity.”

“Given our robust level of acquisitions during the first half of the year, we now estimate our 2014 acquisitions will be approximately $1.4 billion versus our previous estimate of $1.2 billion. With this year-to-date acquisition activity and the improved visibility we have on our operations, we are raising our 2014 FFO per share guidance from $2.53 - $2.58 to $2.59 - $2.62.  We are also tightening and raising the midpoint of our 2014 AFFO per share guidance from $2.53 - $2.58 to $2.55 - $2.57.”

FFO and AFFO Commentary

Realty Income’s FFO and AFFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the company’s revenue. There are, however, several factors that can cause FFO and AFFO per share to vary from levels that have been anticipated by the company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property and entity acquisitions and dispositions, lease rollovers, the general real estate market, and the economy.

2014 Earnings Estimates

FFO per share for 2014 should range from $2.59 to $2.62, an increase of 7.5% to 8.7% over 2013 FFO (normalized to exclude 2013 ARCT merger-related costs) per share of $2.41. FFO per share for 2014 is based on a net income per share range of $0.90 to $0.93, plus estimated real estate depreciation of $1.74 per share, and reduced by potential estimated gains on sales of investment properties of $0.05 per share (in accordance with NAREIT’s definition of FFO).

AFFO per share for 2014 should range from $2.55 to $2.57, an increase of 5.8% to 6.6% over the 2013 AFFO per share of $2.41. AFFO further adjusts FFO for unique revenue and expense items, which are not as pertinent to the measurement of the company’s ongoing operating performance.

About Realty Income

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of June 30, 2014, the company had paid 527 consecutive monthly dividends throughout its 45-year operating history. The monthly income is supported by the cash flows from over 4,200 properties owned under long-term lease agreements with 228 leading regional and national commercial tenants. The company is an active buyer of net-leased properties nationwide. Additional information about the company can be obtained from the corporate website at www.realtyincome.com or www.twitter.com/realtyincome.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available via the internet at http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.

Contact:

Paul M. Meurer

Executive Vice President, Chief Financial Officer & Treasurer

(760) 741-2111 ext. 1109

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share amounts - unaudited)

	Three Months	Three Months		Six Months	Six Months
	Ended 6/30/14	Ended 6/30/13		Ended 6/30/14	Ended 6/30/13
REVENUE
Rental	$221,868	$180,089		$435,989	$347,887
Tenant reimbursements	6,169	4,485		12,597	10,512
Other	609	1,869		1,632	3,566

Total revenue	228,646	186,443		450,218	361,965

EXPENSES
Depreciation and amortization	92,894	73,906		182,864	140,655
Interest	52,712	39,232		104,432	80,831
General and administrative	11,587	12,088		24,473	23,716
Property (including reimbursable)	10,127	7,754		20,704	17,326
Income taxes	570	624		1,661	1,201
Provisions for impairment	499	290		2,182	290
Merger-related costs	-	605		-	12,635

Total expenses	168,389	134,499		336,316	276,654

Gain on sales of real estate	1,964	-		3,236	-
Income from continuing operations	62,221	51,944		117,138	85,311
Income from discontinued operations	20	4,572		3,097	44,432

Net income	62,241	56,516		120,235	129,743

Net income attributable to noncontrolling interests	(339)	(77)		(671)	(86)

Net income attributable to the Company	61,902	56,439		119,564	129,657
Preferred stock dividends	(10,482)	(10,482)		(20,965)	(20,965)

Net income available to common stockholders	$51,420	$45,957		$98,599	$108,692

Funds from operations available to common stockholders (FFO)	$142,409	$117,565	(1)	$276,910	$221,253	(1)
Adjusted funds from operations available to common stockholders (AFFO)	$141,178	$115,584		$273,822	$219,547

Per share information for common stockholders:
Income from continuing operations, basic and diluted	$0.23	$0.21		$0.45	$0.35

Net income, basic and diluted	$0.23	$0.23		$0.46	$0.59

FFO, basic and diluted	$0.64	$0.60	(1)	$1.29	$1.20	(1)

AFFO:
Basic	$0.64	$0.59		$1.28	$1.20
Diluted	$0.64	$0.59		$1.28	$1.19

Cash dividends paid per common share	$0.547	$0.544		$1.094	$1.057

(1) Normalized to exclude ARCT merger-related costs

FUNDS FROM OPERATIONS (FFO)

(dollars in thousands, except per share amounts)

	Three Months	Three Months	Six Months	Six Months
	Ended 6/30/14	Ended 6/30/13	Ended 6/30/14	Ended 6/30/13

Net income available to common stockholders	$51,420	$45,957	$98,599	$108,692
Depreciation and amortization:
Continuing operations	92,894	73,906	182,864	140,655
Discontinued operations	-	632	-	1,146
Depreciation of furniture, fixtures and equipment	(104)	(67)	(196)	(128)
Provisions for impairment on investment properties:
Continuing operations	499	290	2,182	290
Discontinued operations	-	2,206	-	2,662
Gain on sale of investment properties:
Continuing operations	(1,964)	-	(3,236)	-
Discontinued operations	-	(5,744)	(2,607)	(44,304)
Merger-related costs (1)	-	605	-	12,635
FFO adjustments allocable to noncontrolling interests	(336)	(220)	(696)	(395)

FFO available to common stockholders	$142,409	$117,565	$276,910	$221,253

FFO per common share	$0.64	$0.60	$1.29	$1.20
Distributions paid to common stockholders	$121,229	$106,692	$234,643	$191,669
FFO in excess of distributions paid to common stockholders	$21,180	$10,873	$42,267	$29,584

Weighted average number of common shares used for FFO:
Basic	220,979,955	195,574,014	214,039,692	183,714,191
Diluted	221,043,619	195,759,091	214,089,629	183,873,647

(1)                 FFO for the three and six months ended June 30, 2013, has been normalized to exclude ARCT merger-related costs.

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, reduced by gains on sales of investment properties and extraordinary items.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)

(dollars in thousands, except per share amounts)

We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company’s ongoing operating performance.  Most companies in our industry use a similar measurement to AFFO, but they may use the term “CAD” (for Cash Available for Distribution) or “FAD” (for Funds Available for Distribution).

	Three Months	Three Months	Six Months	Six Months
	Ended 6/30/14	Ended 6/30/13	Ended 6/30/14	Ended 6/30/13

Net income available to common stockholders	$51,420	$45,957	$98,599	$108,692
Cumulative adjustments to calculate FFO (1)	90,989	71,608	178,311	112,561
FFO available to common stockholders	142,409	117,565	276,910	221,253
Amortization of share-based compensation	2,752	3,653	5,449	7,498
Amortization of deferred financing costs (2)	1,165	1,015	2,241	2,021
Amortization of net mortgage premiums	(3,009)	(2,494)	(5,394)	(4,441)
(Gain) loss on interest rate swaps	984	(1,738)	1,042	(1,286)
Capitalized leasing costs and commissions	(275)	(361)	(467)	(774)
Capitalized building improvements	(1,090)	(1,255)	(2,267)	(2,520)
Straight-line rent	(3,977)	(3,250)	(7,913)	(6,454)
Amortization of above and below-market leases	2,213	2,429	4,207	4,223
AFFO adjustments allocable to noncontrolling interests	6	20	14	27
AFFO available to common stockholders	$141,178	$115,584	$273,822	$219,547

AFFO per common share:
Basic	$0.64	$0.59	$1.28	$1.20
Diluted	$0.64	$0.59	$1.28	$1.19
Distributions paid to common stockholders	$121,229	$106,692	$234,643	$191,669
AFFO in excess of distributions paid to common stockholders	$19,949	$8,892	$39,179	$27,878

Weighted average number of common shares used for AFFO:
Basic	220,979,955	195,574,014	214,039,692	183,714,191
Diluted	221,043,619	195,759,091	214,089,629	183,873,647

(1)          See FFO calculation above for reconciling items.

(2)          Includes the amortization of costs incurred and capitalized when our notes were issued in March 2003, November 2003, March 2005, September 2005, September 2006, September 2007, June 2010, June 2011, October 2012, July 2013 and June 2014. Additionally, this includes the amortization of deferred financing costs incurred and capitalized in connection with our assumption of our mortgages payable and the issuance of our term loan. The deferred financing costs are being amortized over the lives of the respective mortgages and term loan. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

HISTORICAL FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

For the three months ended June 30,	2014	2013	2012	2011	2010

Net income available to common stockholders	$51,420	$45,957	$32,950	$33,185	$24,985
Depreciation and amortization	92,790	74,471	35,571	29,000	23,469
Provisions for impairment on investment properties	499	2,496	-	10	53
Gain on sales of investment properties	(1,964)	(5,744)	(3,354)	(1,251)	(1,663)
Merger-related costs	-	605	-	-	-
FFO adjustments allocable to noncontrolling interests	(336)	(220)	-	-	-

FFO (1)	$142,409	$117,565	$65,167	$60,944	$46,844

FFO per diluted share (1)	$0.64	$0.60	$0.49	$0.48	$0.45

AFFO	$141,178	$115,584	$66,499	$62,370	$47,730

AFFO per diluted share	$0.64	$0.59	$0.50	$0.49	$0.46

Cash dividends paid per share	$0.547	$0.544	$0.437	$0.434	$0.430

Weighted average diluted shares outstanding	221,043,619	195,759,091	132,828,540	126,202,047	103,765,828

For the six months ended June 30,	2014	2013	2012	2011	2010

Net income available to common stockholders	$98,599	$108,692	$59,022	$63,120	$49,127
Depreciation and amortization	182,668	141,673	70,806	55,791	46,682
Provisions for impairment on investment properties	2,182	2,952	-	210	87
Gain on sales of investment properties	(5,843)	(44,304)	(3,965)	(1,379)	(2,366)
Merger-related costs	-	12,635	-	-	-
AFFO adjustments allocable to noncontrolling interests	(696)	(395)	-	-	-

FFO (1)	$276,910	$221,253	$125,863	$117,742	$93,530

FFO per diluted share (1)	$1.29	$1.20	$0.95	$0.96	$0.90

AFFO	$273,822	$219,547	$132,793	$120,610	$95,344

AFFO per diluted share	$1.28	$1.19	$1.00	$0.98	$0.92

Cash dividends paid per share	$1.094	$1.057	$0.874	$0.866	$0.859

Weighted average diluted shares outstanding	214,089,629	183,873,647	132,785,213	122,691,418	103,778,609

(1)                 FFO for the three and six months ended June 30, 2013, has been normalized to exclude ARCT merger-related costs.

REALTY INCOME CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2014 and December 31, 2013

(dollars in thousands, except per share data)

	2014	2013
ASSETS	(unaudited)
Real estate, at cost:
Land	$2,991,946	$2,791,147
Buildings and improvements	7,869,046	7,108,328
Total real estate, at cost	10,860,992	9,899,475
Less accumulated depreciation and amortization	(1,249,461)	(1,114,888)
Net real estate held for investment	9,611,531	8,784,587
Real estate held for sale, net	9,598	12,022
Net real estate	9,621,129	8,796,609
Cash and cash equivalents	8,908	10,257
Accounts receivable, net	43,751	39,323
Acquired lease intangible assets, net	1,048,139	935,459
Goodwill	15,556	15,660
Other assets, net	74,919	127,133
Total assets	$10,812,402	$9,924,441

LIABILITIES AND EQUITY
Distributions payable	$44,353	$41,452
Accounts payable and accrued expenses	98,973	102,511
Acquired lease intangible liabilities, net	174,769	148,250
Other liabilities	36,682	44,030
Line of credit payable	70,800	128,000
Term loan	70,000	70,000
Mortgages payable, net	916,454	783,360
Notes payable, net	3,535,957	3,185,480
Total liabilities	4,947,988	4,503,083

Commitments and contingencies

Stockholders’ equity:
Preferred stock and paid in capital, par value $0.01 per share, 69,900,000 shares authorized and 25,150,000 shares issued and outstanding as of June 30, 2014 and December 31, 2013	609,363	609,363
Common stock and paid in capital, par value $0.01 per share, 370,100,000 shares authorized, 222,623,256 shares issued and outstanding as of June 30, 2014 and 207,485,073 shares issued and outstanding at December 31, 2013	6,357,084	5,767,878
Distributions in excess of net income	(1,130,746)	(991,794)
Total stockholders’ equity	5,835,701	5,385,447
Noncontrolling interests	28,713	35,911
Total equity	5,864,414	5,421,358
Total liabilities and equity	$10,812,402	$9,924,441

Realty Income Performance vs. Major Stock Indices

				Equity									NASDAQ
	Realty Income			REIT Index (1)			DJIA			S&P 500			Composite
	Dividend	Total		Dividend	Total		Dividend	Total		Dividend	Total		Dividend	Total
	yield	return (2)		yield	return (3)		yield	return (3)		yield	return (3)		yield	return (4)

10/18 to 12/31/1994	10.5%	10.8%		7.7%	0.0%		2.9%	(1.6%	)	2.9%	(1.2%	)	0.5%	(1.7%	)
1995	8.3%	42.0%		7.4%	15.3%		2.4%	36.9%		2.3%	37.6%		0.6%	39.9%
1996	7.9%	15.4%		6.1%	35.3%		2.2%	28.9%		2.0%	23.0%		0.2%	22.7%
1997	7.5%	14.5%		5.5%	20.3%		1.8%	24.9%		1.6%	33.4%		0.5%	21.6%
1998	8.2%	5.5%		7.5%	(17.5%	)	1.7%	18.1%		1.3%	28.6%		0.3%	39.6%
1999	10.5%	(8.7%	)	8.7%	(4.6%	)	1.3%	27.2%		1.1%	21.0%		0.2%	85.6%
2000	8.9%	31.2%		7.5%	26.4%		1.5%	(4.7%	)	1.2%	(9.1%	)	0.3%	(39.3%	)
2001	7.8%	27.2%		7.1%	13.9%		1.9%	(5.5%	)	1.4%	(11.9%	)	0.3%	(21.1%	)
2002	6.7%	26.9%		7.1%	3.8%		2.6%	(15.0%	)	1.9%	(22.1%	)	0.5%	(31.5%	)
2003	6.0%	21.0%		5.5%	37.1%		2.3%	28.3%		1.8%	28.7%		0.6%	50.0%
2004	5.2%	32.7%		4.7%	31.6%		2.2%	5.6%		1.8%	10.9%		0.6%	8.6%
2005	6.5%	(9.2%	)	4.6%	12.2%		2.6%	1.7%		1.9%	4.9%		0.9%	1.4%
2006	5.5%	34.8%		3.7%	35.1%		2.5%	19.0%		1.9%	15.8%		0.8%	9.5%
2007	6.1%	3.2%		4.9%	(15.7%	)	2.7%	8.8%		2.1%	5.5%		0.8%	9.8%
2008	7.3%	(8.2%	)	7.6%	(37.7%	)	3.6%	(31.8%	)	3.2%	(37.0%	)	1.3%	(40.5%	)
2009	6.6%	19.3%		3.7%	28.0%		2.6%	22.6%		2.0%	26.5%		1.0%	43.9%
2010	5.1%	38.6%		3.5%	27.9%		2.6%	14.0%		1.9%	15.1%		1.2%	16.9%
2011	5.0%	7.3%		3.8%	8.3%		2.8%	8.3%		2.3%	2.1%		1.3%	(1.8%	)
2012	4.5%	20.1%		3.5%	19.7%		3.0%	10.2%		2.5%	16.0%		2.6%	15.9%
2013	5.8%	(1.8%	)	3.9%	2.9%		2.3%	29.6%		2.0%	32.4%		1.4%	38.3%
Q2 YTD 2014	4.9%	21.9%		3.5%	16.2%		2.3%	2.7%		2.0%	7.1%		1.2%	5.5%

Compounded Average Annual Total Return (5)		17.0%			11.1%			10.2%			9.6%			9.3%

Note:   All of these dividend yields are calculated as annualized dividends based on the last dividend paid in applicable time period divided by the closing price as of period end.  Dividend yield sources: NAREIT website and Bloomberg, except for the 1994 NASDAQ dividend yield which was sourced from Datastream / Thomson Financial.

(1)       FTSE NAREIT US Equity REIT Index, as per NAREIT website.

(2)       Calculated as the difference between the closing stock price as of period end less the closing stock price as of previous period, plus dividends paid in period, divided by closing stock price as of end of previous period. Does not include reinvestment of dividends for the annual percentages.

(3)       Includes reinvestment of dividends. Source: NAREIT website and Factset.

(4)       Price only index, does not include dividends. Source: Factset.

(5)       All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income’s NYSE listing on October 18, 1994 through June 30, 2014, and (except for NASDAQ) assuming reinvestment of dividends. Past Performance does not guarantee future performance.  Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Property Type Diversification

The following table sets forth certain property type information regarding Realty Income’s property portfolio as of June 30, 2014 (dollars in thousands):

		Approximate	Rental Revenue for		Percentage of
	Number of	Leasable	the Quarter Ended		Rental
Property Type	Properties	Square Feet	June 30, 2014	(1)	Revenue
Retail	4,102	45,327,100	$172,153		77.7%
Industrial and distribution	86	16,278,800	23,463		10.6
Office	46	3,519,900	15,004		6.8
Manufacturing	14	3,875,200	5,607		2.5
Agriculture	15	184,500	5,209		2.4
Totals	4,263	69,185,500	$221,436		100.0%

(1)

Includes rental revenue for all properties owned by Realty Income at June 30, 2014, including revenue from properties reclassified as discontinued operations of $18. Excludes revenue of $44 from properties owned by Crest and $406 from sold properties that were included in continuing operations.

Tenant Diversification

The largest tenants based on percentage of total portfolio rental revenue at June 30, 2014 include the following:

Tenant	Number of Properties	% of Revenue

Walgreens	111	5.2%
FedEx	38	5.0%
Dollar General	502	5.0%
LA Fitness	45	4.6%
Family Dollar	450	4.5%
BJ’s Wholesale Clubs	15	2.9%
AMC Theatres	20	2.8%
Diageo	17	2.7%
Northern Tier Energy/Super America	134	2.3%
Regal Cinemas	20	2.1%
Rite Aid	58	2.0%
CVS Pharmacy	49	1.9%
The Pantry	145	1.7%
Circle K	150	1.6%
Walmart/Sam’s Club	19	1.5%
GPM Investments/Fas Mart	141	1.4%
NPC International	202	1.4%
TBC Corporation	70	1.3%
Smart & Final	36	1.2%
FreedomRoads/Camping World	18	1.2%

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the
	Quarter Ended	For the Years Ended
	June 30,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2014	2013	2012	2011	2010	2009	2008
Retail industries
Apparel stores	1.9%	1.9%	1.7%	1.4%	1.2%	1.1%	1.1%
Automotive collision services	0.8	0.8	1.1	0.9	1.0	1.1	1.0
Automotive parts	1.2	1.2	1.0	1.2	1.4	1.5	1.6
Automotive service	1.8	2.1	3.1	3.7	4.7	4.8	4.8
Automotive tire services	3.2	3.6	4.7	5.6	6.4	6.9	6.7
Book stores	*	*	0.1	0.1	0.1	0.2	0.2
Child care	2.3	2.8	4.5	5.2	6.5	7.3	7.6
Consumer electronics	0.3	0.3	0.5	0.5	0.6	0.7	0.8
Convenience stores	10.2	11.2	16.3	18.5	17.1	16.9	15.8
Crafts and novelties	0.5	0.5	0.3	0.2	0.3	0.3	0.3
Dollar stores	9.8	6.2	2.2	-	-	-	-
Drug stores	9.5	8.1	3.5	3.8	4.1	4.3	4.1
Education	0.4	0.4	0.7	0.7	0.8	0.9	0.8
Entertainment	0.6	0.6	0.9	1.0	1.2	1.3	1.2
Equipment services	0.1	0.1	0.1	0.2	0.2	0.2	0.2
Financial services	1.4	1.5	0.2	0.2	0.2	0.2	0.2
General merchandise	1.2	1.1	0.6	0.6	0.8	0.8	0.8
Grocery stores	3.0	2.9	3.7	1.6	0.9	0.7	0.7
Health and fitness	7.0	6.3	6.8	6.4	6.9	5.9	5.6
Health care	1.1	1.1	-	-	-	-	-
Home furnishings	0.7	0.9	1.0	1.1	1.3	1.3	2.4
Home improvement	1.3	1.6	1.5	1.7	2.0	2.2	2.1
Jewelry	0.1	0.1	-	-	-	-	-
Motor vehicle dealerships	1.5	1.6	2.1	2.2	2.6	2.7	3.2
Office supplies	0.4	0.5	0.8	0.9	0.9	1.0	1.0
Pet supplies and services	0.7	0.8	0.6	0.7	0.9	0.9	0.8
Restaurants - casual dining	4.3	5.1	7.3	10.9	13.4	13.7	14.3
Restaurants - quick service	3.5	4.4	5.9	6.6	7.7	8.3	8.2
Shoe stores	0.1	0.1	0.1	0.2	0.1	-	-
Sporting goods	1.7	1.7	2.5	2.7	2.7	2.6	2.3
Theaters	5.2	6.2	9.4	8.8	8.9	9.2	9.0
Transportation services	0.1	0.1	0.2	0.2	0.2	0.2	0.2
Wholesale clubs	4.2	3.9	3.2	0.7	-	-	-
Other	0.1	0.1	0.1	0.1	0.3	1.1	1.2
Retail industries	80.2%	79.8%	86.7%	88.6%	95.4%	98.3%	98.2%

Industry Diversification (continued)

	Percentage of Rental Revenue(1)
	For the
	Quarter Ended	For the Years Ended
	June 30,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2014	2013	2012	2011	2010	2009	2008
Non-retail industries
Aerospace	1.2	1.2	0.9	0.5	-	-	-
Beverages	2.8	3.3	5.1	5.6	3.0	-	-
Consumer appliances	0.5	0.6	0.1	-	-	-	-
Consumer goods	0.9	1.0	0.1	-	-	-	-
Crafts and novelties	0.1	0.1	-	-	-	-	-
Diversified industrial	0.5	0.2	0.1	-	-	-	-
Electric utilities	0.1	*	-	-	-	-	-
Equipment services	0.5	0.4	0.3	0.2	-	-	-
Financial services	0.4	0.5	0.4	0.3	-	-	-
Food processing	1.4	1.5	1.3	0.7	-	-	-
General merchandise	0.4	-	-	-	-	-	-
Government services	1.3	1.4	0.1	0.1	0.1	0.1	-
Health care	0.7	0.8	*	*	-	-	-
Home furnishings	0.2	0.2	-	-	-	-	-
Home improvement	0.1	-	-	-	-	-	-
Insurance	0.1	0.1	*	-	-	-	-
Machinery	0.1	0.2	0.1	-	-	-	-
Other manufacturing	0.7	0.6	-	-	-	-	-
Packaging	0.8	0.9	0.7	0.4	-	-	-
Paper	0.1	0.2	0.1	0.1	-	-	-
Shoe stores	0.8	0.9	-	-	-	-	-
Telecommunications	0.7	0.7	0.8	0.7	-	-	-
Transportation services	5.1	5.3	2.2	1.6	-	-	-
Other	0.3	0.1	1.0	1.2	1.5	1.6	1.8
Non-retail industries	19.8%	20.2%	13.3%	11.4%	4.6%	1.7%	1.8%
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*	Less than 0.1%

(1)

Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest Net Lease, Inc., or Crest.

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio regarding the timing of the lease term expirations (excluding rights to extend a lease at the option of the tenant) on our 4,169 net leased, single-tenant properties as of June 30, 2014 (dollars in thousands):

Total Portfolio (1)						Initial Expirations(3)			Subsequent Expirations(4)
				Rental			Rental			Rental
				Revenue			Revenue			Revenue
				for the			for the			for the
	Number			Quarter	% of		Quarter	% of		Quarter	% of
	of Leases		Approx.	Ended	Total	Number	Ended	Total	Number	Ended	Total
	Expiring		Leasable	Jun 30,	Rental	of Leases	Jun 30,	Rental	of Leases	Jun 30,	Rental
Year	Retail	Non-Retail	Sq. Feet	2014(2)	Revenue	Expiring	2014	Revenue	Expiring	2014	Revenue

2014	85	-	634,100	$2,045	1.0%	22	$795	0.4%	63	$1,250	0.6%
2015	172	-	866,600	3,693	1.7	67	1,520	0.7	105	2,173	1.0
2016	201	1	1,220,100	4,629	2.1	121	2,835	1.3	81	1,794	0.8
2017	187	2	2,116,500	6,031	2.8	49	3,050	1.4	140	2,981	1.4
2018	273	10	3,480,500	10,881	5.0	165	7,658	3.5	118	3,223	1.5
2019	214	11	3,599,800	11,619	5.3	167	10,001	4.6	58	1,618	0.7
2020	108	12	3,706,300	9,616	4.4	105	8,875	4.1	15	741	0.3
2021	184	13	5,487,900	14,332	6.6	187	13,780	6.3	10	552	0.3
2022	220	19	7,529,200	15,391	7.0	223	14,978	6.8	16	413	0.2
2023	344	22	6,561,600	20,875	9.5	353	20,203	9.2	13	672	0.3
2024	154	11	2,816,200	8,606	3.9	164	8,570	3.9	1	36	*
2025	296	10	4,201,900	18,124	8.3	299	17,873	8.2	7	251	0.1
2026	233	5	3,514,700	12,651	5.7	235	12,568	5.7	3	83	*
2027	462	2	4,901,800	16,080	7.4	462	16,040	7.4	2	40	*
2028	282	5	5,989,800	16,082	7.3	285	16,027	7.3	2	55	*
2029 - 2043	596	35	10,966,500	48,241	22.0	623	48,034	21.9	8	207	0.1
Totals	4,011	158	67,593,500	$218,896	100.0%	3,527	$202,807	92.7%	642	$16,089	7.3%

*	Less than 0.1%

(1)

Excludes 20 multi-tenant properties and 74 vacant properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)

Includes rental revenue of $18 from properties reclassified as discontinued operations and excludes revenue of $2,540 from 20 multi-tenant properties and from 74 vacant properties at June 30, 2014, $406 from sold properties included in continuing operations and $44 from properties owned by Crest.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.

(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio as of June 30, 2014 (dollars in thousands):

			Approximate	Rental Revenue for		Percentage of
	Number of	Percent	Leasable	the Quarter Ended		Rental
State	Properties	Leased	Square Feet	June 30, 2014	(1)	Revenue
Alabama	127	98%	1,029,300	$3,428		1.5%
Alaska	2	100	128,500	307		0.1
Arizona	114	96	1,409,800	5,741		2.6
Arkansas	53	98	782,600	1,655		0.7
California	165	99	5,112,300	22,717		10.3
Colorado	72	99	1,045,400	2,951		1.3
Connecticut	25	96	536,900	2,281		1.0
Delaware	17	100	78,300	541		0.2
Florida	320	99	3,363,700	13,555		6.1
Georgia	233	98	3,029,200	9,428		4.3
Hawaii	--	--	--	--		--
Idaho	12	100	87,000	433		0.2
Illinois	160	99	4,406,500	12,681		5.7
Indiana	106	99	1,172,800	5,271		2.4
Iowa	35	94	2,751,700	3,326		1.5
Kansas	82	99	1,638,200	3,443		1.6
Kentucky	56	98	902,200	3,131		1.4
Louisiana	87	98	944,300	2,786		1.3
Maine	9	100	126,400	837		0.4
Maryland	33	100	772,000	4,203		1.9
Massachusetts	83	96	758,000	3,425		1.5
Michigan	106	98	1,009,400	3,285		1.5
Minnesota	155	100	1,153,200	7,350		3.3
Mississippi	121	98	1,551,500	3,800		1.7
Missouri	133	98	2,568,400	8,047		3.6
Montana	1	100	5,400	13		*
Nebraska	31	100	708,700	1,750		0.8
Nevada	22	95	413,000	1,289		0.6
New Hampshire	20	100	320,100	1,467		0.7
New Jersey	66	98	562,900	3,350		1.5
New Mexico	29	100	277,400	638		0.3
New York	87	95	2,203,500	10,587		4.8
North Carolina	149	99	1,508,100	5,689		2.6
North Dakota	7	100	66,000	118		0.1
Ohio	213	98	5,058,200	12,118		5.5
Oklahoma	124	99	1,583,700	3,814		1.7
Oregon	25	100	525,400	1,844		0.8
Pennsylvania	147	99	1,800,600	7,071		3.2
Rhode Island	4	100	157,200	929		0.4
South Carolina	134	99	1,011,100	4,389		2.0
South Dakota	11	100	133,500	244		0.1
Tennessee	194	96	3,005,500	5,946		2.7
Texas	434	98	7,801,800	21,387		9.7
Utah	13	100	749,000	1,337		0.6
Vermont	6	100	100,700	492		0.2
Virginia	140	97	2,628,600	6,979		3.2
Washington	38	100	415,300	1,575		0.7
West Virginia	12	100	261,200	883		0.4
Wisconsin	43	95	1,481,600	2,693		1.2
Wyoming	3	100	21,100	63		*
Puerto Rico	4	100	28,300	149		0.1
Totals\Average	4,263	98%	69,185,500	$221,436		100.0%

*	Less than 0.1%

(1)

Includes rental revenue for all properties owned by Realty Income at June 30, 2014, including revenue from properties reclassified as discontinued operations of $18. Excludes revenue of $44 from properties owned by Crest and $406 from sold properties that were included in continuing operations.